UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Sport Chalet, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On August 21, 2009, Sport Chalet, Inc. (the "Company") filed a definitive proxy statement (the "Definitive Proxy Statement") with the Securities and Exchange Commission for use at its annual meeting of stockholders to be held on September 15, 2009. The Definitive Proxy Statement contains a proposal asking the stockholders of the Company to approve a one-time program in which the Company will offer each option holder eligible to participate an opportunity to exchange outstanding stock options to purchase shares of the Class A Common Stock (the "Class A Shares") for new options to purchase fewer Class A Shares at the fair market value of the Class A Shares on the date the new options are granted (the "Option Exchange").

In connection with the proposed Option Exchange, the Company is filing with this Schedule 14A:

(1)
the script of a conference call given by Craig Levra, the Chairman and Chief Executive Officer and Howard Kaminsky, the Chief Financial Officer on September 2, 2009, regarding the proposed Option Exchange.

Important Legal Information

The stock option exchange program described in this communication has not yet commenced. Sport Chalet will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the "SEC") upon the commencement of the stock option exchange program. Persons who are eligible to participate in the stock option exchange program should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the stock option exchange program.

In connection with the proposal to be voted on by Sport Chalet's stockholders to approve the stock option exchange program discussed in this communication, Sport Chalet has filed a definitive proxy statement with the SEC and intends to file other relevant materials with the SEC. Sport Chalet stockholders are urged to read such materials as and when they become available and before making any voting decision regarding the stock option exchange program, because they will contain important information about the proposal to be voted on by stockholders with respect to the stock option exchange program.

Sport Chalet stockholders and optionholders will be able to obtain the written materials described above and other documents filed by Sport Chalet with the SEC free of charge from the SEC's website at www.sec.gov. In addition, stockholders and optionholders may obtain free copies of the documents filed by Sport Chalet with the SEC by directing a written request to: Sport Chalet, Inc., One Sport Chalet Drive, La Cañada, California 91011, Attention: Corporate Secretary.

Item 12.  Exhibits

Exhibit Number	Description of Exhibit
99.1
Script of a conference call given by Craig Levra, the Chairman and Chief Executive Officer and Howard Kaminsky, the Chief Financial Officer on September 2, 2009, regarding the proposed Option Exchange.